Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Equity Investor Fund, Concept Series Health Care Trust II, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-53669 of our opinion dated February 27, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 18, 1998